Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of System1, Inc. of our report dated June 5, 2023 relating to the financial statements of S1 Holdco, LLC (Predecessor), which appears in System1, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 20, 2024